Fees Redacted
Fee schedule has been excluded because it is both (1) not material and
(2) would likely cause competitive harm to the registrant if publically disclosed.
AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of the last date in the signature block, to the Fund Servicing Agreement dated as of May 24, 2023, as amended (the "Agreement"), is entered into by and between MANAGED
PORTFOLIO SERIES, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND
SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company ("Fund Services").
RECITALS
WHEREAS, the parties have entered into the Agreement;
WHEREAS, the parties desire to amend the Agreement to add an Exhibit; and
WHEREAS, Section 13(G) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized by or approved by the Board of
Trustees.
NOW THEREFORE, the parties agree as follows:
1.The Exhibit for Tuttle Capital Management, LLC attached hereto, is hereby added to the Agreement.
2.Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

MANAGED PORTFOLIO SERIES		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brian Wiedmeyer	By:	/s/ Elizabeth Scalf
Name:	Brian Wiedmeyer	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	8/25/2026	Date:	8/25/2026

Exhibit for Tuttle Capital Management, LLC
Managed Portfolio Series Fund Servicing Agreement
Name of Series
Tuttle Capital AI Capacitor ETF
Tuttle Capital AI DC Power Architecture ETF
Tuttle Capital AI Drug Discovery ETF
Tuttle Capital AI Inference ETF
Tuttle Capital AI Memory Wall ETF
Tuttle Capital AI Network Fabric ETF
Tuttle Capital AI Substrate ETF
Tuttle Capital AI Test Equipment ETF
Tuttle Capital Thermal Management ETF
Tuttle Capital AI TokenMax ETF
Tuttle Capital Gavin Baker Tracker ETF
Tuttle Capital On-Device AI ETF
Tuttle Capital Owned Intelligence ETF
Tuttle Capital Robotic Perception ETF
Tuttle Capital Space Data Centers ETF
Tuttle Capital Thematic ETF
Annual Base Fees

	Based on Average Daily Market Value	Minimum Fee per Fund
Fund Administration & Fund Accounting	[ ] bps	$[ ] per fund

ETF Services	Basket Servicing $[ ] per fund
Transfer Agency $[ ] per order (create or redeem)
Note: Additional fee of $[  ] for each additional blocker, Controlled Foreign Corporation (CFC), and/or sub-advisor;
Additional fee of $[  ] for each intraday NAV calculation in excess of one strike per day. All schedules subject to change depending upon the use of unique security types requiring special pricing or accounting arrangements.
Annual Base Fees include the following services:
•Fund Administration: Adviser Information Source (On-line access to portfolio management and compliance information); Daily Performance Reporting (pre- and post-tax fund and/or sub-advisor performance reporting.); Income Distribution Calculations and Payments (Limited
to twelve), additional estimates to be negotiated ad-hoc; Core Tax Services (M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes for fiscal year-end audit,
Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC, Prepare Annual TDF FBAR filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two), and
cooperation with fund auditor).
•Fund Accounting: Maintain security master file and portfolio records; NAV calculation;
reconciliation services; expense processing and reporting; maintain tax lot detail;
•ETF Services: Basket calculation and dissemination, 6c-11 support reporting, ETF transfer agent services including order management and processing, communication with authorized participants, creation/redemption of ETF shares, ETF unit reconciliation with DTCC
*Subject to annual CPI increase – All Urban Consumers. City Average” index. provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). Fees are calculated pro rata and billed monthly.

Multiple Series Trust Fees
Annual Trust Chief Compliance Officer Services
•$[  ] for the first fund
•$[  ] for each additional fund 2-5
•$[  ] for each fund over 5 funds
•$[  ] per sub-adviser per fund (capped at $[  ] per sub-adviser over the fund complex)
•For more than one fund, fees will be aggregated and allocated equally
Regulatory Administration Services
Services in support of fund legal counsel. Fund legal counsel fees are not included.
Initial Registration Services
•Regulatory Administration Services - $[  ] for Funds 1-5, each additional Fund $[  ] or as negotiated
•Additional fee of $[  ] per sub-adviser for multi-managed funds
Fund startup and registration service fees are billed [  ]% following the selection of Fund Services and [  ]% 75 days after the preliminary registration statement is filed with the SEC.
Annual Regulatory Administration Services
•$[  ] for one to three funds in the same statutory prospectus and statement of additional information
(SAI)
•Additional fee of $[  ] per fund for each additional fund after the first three funds
•Additional fee of $[  ] per document for each additional separate statutory prospectus or SAI
Additional Regulatory Administration Services
•Subsequent new fund registration – $[  ] per fund base fee, plus additional as negotiated due to project complexity
•Other projects are negotiated upon specific requirements, including reorganizations, proxies, exemptive applications, and expedited filings

ETF Services
Basket Creation Services
Based upon the Average Net Assets per Fund

Asset Class	Basis Points
Equities/Cash	[ ] bps
International Securities/Derivatives	[ ] bps
Fixed AP Fee
TBD per fund
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration facilitation of payment of fund expenses and quarterly budgeting on behalf of
ETFs not utilizing a unitary fee structure:
•$[  ] per year, per Fund Optional Services

Description	Activity Charges
ETF Stock Splits/Mergers/Liquidations/Conversions	$[ ] per event
ETF Slippage Calculations	$[ ] per fund

Additional Services
Fund Administration and Fund  Accounting Services
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
•$[  ] Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options,
ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[  ] Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and
Governments Agency Bonds, Mortgage-Backed Securities, and Municipal Bonds
•$[  ] Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed
Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds
•$[  ] Bank Loans
•Derivative Instruments are generally charged at the following rates:
–$[  ] Interest Rate Swaps, Foreign Currency Swaps
–$[  ] Swaptions
–$[  ] Credit Default Swaps
•$[  ] Intraday money market funds pricing, up to 3 times per day
•$[  ] per Month Manual Security Pricing (>25per day)
Note: Prices are based on using Fund Services’ primary service provider, which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as non-standard security types, such as CLOs, CDOs, private credit, private equity, and complex derivative instruments, which may result in additional fees. All schedules are subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income Projection Services
•$[  ] per Foreign Equity Security per Month for Corporate Action Services
•$[  ] per Domestic Equity Security per Month for Corporate Action Services
•$[  ] per CMO and Asset Backed Security per Month for Factor Services
•$[  ] per Fixed Income Security per Month for ETF Income Projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[  ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
•$[  ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[  ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar,
Bloomberg, S&P, Dow Jones, CBOE, and HFR Indexes
•$[  ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[  ]per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[  ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other custom, and blended indexes may result in additional fees. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.
Regulatory Filing Requirements
•Form N-PORT – $[  ] per year, per Fund
•Form N-CEN – $[  ] per year, per Fund
•Tailored Shareholder Reporting – $[  ] per year, per fund (first class), $[  ] per year for each additional class
Optional Daily Post-Trade Compliance Reporting Services
•$[  ] for the first fund per fund complex
•$[  ] for each additional fund
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivatives User (with 1-5 OTC derivatives)	$[ ]
Full Derivatives User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
FTP Data Transmission One-Time Setup Fee	$[ ]
FTP Data Transmission Monthly Service Fee	$[ ]
*Additional fees may apply from index providers
Section 15(c) Reporting
•$[  ] per fund per standard reporting package for annual 15(c) meeting*
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15c reporting is subject to additional charges
•Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Rule 2a-5 Supplemental Services:

Percentage of individual Level 2 instruments held by a Fund	Monthly Fee for Such Fund
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to Fund Services’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule
2a-5 Supplemental Services may, in Fund Services’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Material Services:
Comprehensive Digital Services

Description	Annual Price (USD)
Base Fee	$[ ]
Per User Fee*	$[ ]
Per Separate Committee** Fee	$[ ]
*Per user fee applies to all users.
**A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
***This annual price is charged at the trust level and will be allocated accordingly.
Administrative Services – C-Corporations
•1940 Act C-Corp – U.S. Bank Fee Schedule plus $[  ]
•1933 Act C-Corp – U.S. Bank Fee Schedule plus $[  ]
Transfer In-Kind Services
•Secondary Books for Cost Basis Tracking – $[  ] per sub-account per year
ESG Compliance Reporting Services
•Monthly Investor Transparency Reporting $[  ] per year per fund.
Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net
Asset Value or as a percentage of total portfolio holdings.
Tax Reporting – C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[  ]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees\
•Prepare provision estimates – $[  ] Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities – $[  ] per state return
•Sign state income tax returns – $[  ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[  ] per fund
Tax Reporting – Controlled Foreign Corporations (CFCs)
Prepare book-to-tax adjustments & Form 5471 – $[  ] per year
Optional Tax Services
•Additional Capital Gain Dividend Estimates (First two included in core services) – $[  ] per additional estimate
•State tax returns (First two included in core services) – $[  ] per additional return

Wash Sales Reporting Services Offering

Transactions	Annual Price (USD)
1-500	$[ ]
501-15,000	$[ ]
15,001-30,000	$[ ]
30,001-75,000	$[ ]
75,001-150,000	$[ ]
150,001-250,000	$[ ]
250,000+	$[ ]
Additional Fees and Expenses
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Mailing, sorting and postage
Stationary
Specialized programming
Special/customized reports
Third-party data provider costs
Tax e-filing charges
PFIC monitoring
Conversion expenses (if necessary)
Federal and state regulatory filing fees
Travel expenses
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-
party or U.S Bank)
Fair value services
Liquidity classification reporting
SWIFT processing
Manually processed trade files
Telephone toll-free lines
Service/data conversion, based on services
performed
AML verification services
Record retention
Lost shareholder search
Unclaimed property reporting (data
analysis, due diligence mailings and filings)
Disaster recovery charges
ACH fee Fed wire charges
NSCC activity charges
SS&C charges
Shareholder/dealer print out (daily
confirms, investor statements, tax, check
printing and writing and commissions)
Voice response (VRU) maintenance and
development
Data communication and
implementation charges
Omnibus conversions
FATCA and other compliance mailings
Electronic document archiving
Expenses incurred in the safekeeping,
delivery and receipt of securities
Shipping
Transfer fees
Deposit withdrawals at custodian (DWAC) fees
SWIFT charges
Negative interest charges
Extraordinary expenses based upon complexity

Additional Services
Additional services not listed above shall be provided if and when mutually agreed upon for the fees mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

TUTTLE CAPITAL MANAGEMENT, LLC

By:	/s/ Matt Tuttle
Name:	Matt Tuttle
Title:	CEO
Date:	8/25/2026